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                                                                    EXHIBIT 3.48

                            ARTICLES OF INCORPORATION

                                       OF

                               SARAHS METALS INC.

                                     *****

         The undersigned, a citizen of the United States, desiring to form a corporation, FOR PROFIT, does hereby CERTIFY.

                                    ARTICLE I

         The name of the corporation is Sarahs Metals Inc.

                                   ARTICLE II

         The principal office of the corporation shall be located in Rock Greek, [ILLEGIBLE], Ohio.

                                   ARTICLE III

         The purpose or purposes for which, or for any of which, it is formed are:

         (1) To sell products of all kinds, to act as a sales representative for other Companies and to manufacture, fabricate, build, assemble, sell, lease, and distribute industrial products and machinery of every kind and nature.

         (2) To enter into, promote or conduct any other kind of business, contract or undertaking permitted to corporations for profit organized under the General Corporation Laws of the State of Ohio, to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Revised Code of Ohio, and, in connection therewith, to exercise all express and incidental powers normally permitted such corporations.

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                                   ARTICLE IV

         The authorized number of shares of capital stock of the corporation shall consist of Seven Hundred Fifty (750) shares, all of which shall be common shares, without par value.

                                    ARTICLE V

         The amount or stated capital with which the Corporation will begin business is at least Five hundred Dollars ($500.00).

                                   ARTICLE VI

         The corporation may purchase, from time to time, and to the extent permitted by the laws of Ohio, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the Board of Directors of the corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases form time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

                                   ARTICLE VII

         Notwithstanding any provision of the laws of the State of Ohio now or hereafter in force requiring, for any purpose, the vote of the holders of shares entitling them to exercise two-thirds or any other proportion (but less than all) of the voting power of the corporation or of any class or classes of shares thereof, such action (unless otherwise expressly prohibited by statute) may be taken by vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

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                                  ARTICLE VIII

         The preemptive right to purchase additional shares or any other securities of the corporation is expressly denied to all shareholders of all classes.

         IN WITNESS WHEREOF, I have subscribed my name to these Articles of Incorporation on November 8, 1984.

                                                           /s/ ARLENE P. TENGEL
                                                           ---------------------
                                                              Arlene P. Tengel
                                                             (Sole Incorporator)
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                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

                                       OF

                               SARAHS METALS INC.

         James T. Skoch, President, and William T. Beargie Jr., Secretary, of Sarahs Metals Inc., an Ohio corporation (the "Corporation"), with its principal office located in Rock Creek, Ohio, do hereby certify that the sole shareholder of the Corporation, by written affirmative vote and approval without a meeting as of December 4th, 1984, approved and adopted the following resolutions.

         RESOLVED: That Article I of the Articles of Incorporation of Sarahs Matals Inc. be amended to read in its entirety as follows:

                                   "ARTICLE I

                  The name of the corporation is Rock Creek Aluminum, Inc."

         RESOLVED FURTHER: That the President and the Secretary of the Corporation be and they are hereby authorized and directed to execute and file in the office of the Secretary of State of Ohio an appropriate Certificate of Amendment in order to carry out the intent and purposes of the preceding resolution and render affective said Amendment to the Articles of Incorporation.

         IN WITNESS WHEREOF, said James T. Skoch, President and William T. Beargie Jr., Secretary, acting for and on behalf of the Corporation, have hereunto subscribed their names this 4th day of December, 1984.

                                        By /s/ James T. Skoch
                                           -------------------------------------
                                           James T. Skoch, President

                                        By /s/ William T. Beargie Jr.
                                           -------------------------------------
                                           William T. Beargie Jr., Secretary

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                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION

                                       OF

                               SARAHS METALS INC.

         James T. Skoch, President, and William T. Beargie Jr., Secretary, of Sarahs Metals Inc., an Ohio corporation (the "Corporation"), with its principal office located in Rock Creek, Ohio, do hereby certify that the sole shareholder of the Corporation, by written affirmative vote and approval without a meeting as of December 4th, 1984, approved and adopted the following resolutions.

         RESOLVED: That Article I of the Articles of Incorporation of Sarahs Matals Inc. be amended to read in its entirety as follows:

                                   "ARTICLE I

                  The name of the corporation is Rock Creek Aluminum, Inc."

         RESOLVED FURTHER: That the President and the Secretary of the Corporation be and they are hereby authorized and directed to execute and file in the office of the Secretary of State of Ohio an appropriate Certificate of Amendment in order to carry out the intent and purposes of the preceding resolution and render effective said Amendment to the Articles of Incorporation.

         IN WITNESS WHEREOF, said James T. Skoch, President and William T. Beargie Jr., Secretary, acting for and on behalf of the Corporation, have hereunto subscribed their names this 4th day of December, 1984.

                                        By /s/ James T. Skoch
                                           -------------------------------------
                                           James T. Skoch, President

                                        By /s/ William T. Beargie Jr.
                                           -------------------------------------
                                           William T. Beargie Jr., Secretary